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                                                                   EXHIBIT 10.11

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

          THIS AGREEMENT is made on ____________ __, ____and dated effective as of the ____ day of ________, ____ by and between EPITAXX, INC., a Delaware corporation with its principal office at 7 Graphics Drive, West Trenton, New Jersey 08628 (the "Corporation"), and ______________________, residing at
________________________________________

                               (the "Executive")

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Corporation desires to employ the Executive under the terms and conditions set forth herein; and

          WHEREAS, the Executive desires to serve the Corporation in an executive capacity under the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

          1.  TERM OF EMPLOYMENT.  The Corporation employs the Executive and the
              ------------------
Executive accepts employment with the Corporation for a period beginning on the effective date and ending ________ __, ____, subject to earlier termination as stipulated under Section 7. Thereafter, the term of this Agreement will automatically renew for three year periods unless written notice is provided as stipulated under Section 7, Termination.

          2.  POSITION AND DUTIES.  The Executive shall serve as the
              -------------------
_________________________ of the Corporation, reporting to the
______________________ of the Corporation. The Executive shall have such powers and duties as may from time to time be prescribed by the ___________, provided that such duties are consistent with the Executive's position as _________________________________ of Epitaxx, Inc.

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          3.  ENGAGEMENT IN OTHER EMPLOYMENT.  The Executive shall devote full business time, ability and attention to the business of the Corporation during the term of this Agreement. The Executive shall notify the Board of Directors of the Corporation in writing before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. The Executive will disclose details of the activity as the Chairman reasonably requires. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Corporation.

          4.  COMPENSATION.
              ------------

              (a) ANNUAL DIRECT SALARY. As compensation for the services
                  --------------------
rendered the Corporation under this Agreement, the Executive shall be entitled to receive from the Corporation an annual direct salary of not less than $________ per year (the "Annual Direct Salary") payable in substantially equal monthly installments (or such other more frequent intervals as may be determined by the Board of Directors of the Corporation as payroll policy for senior executive officers) prorated for any partial employment period. The Annual Direct Salary shall be reviewed for possible adjustment by the Board of Directors on each anniversary of this Agreement taking into account: (a) the prevailing market value of the position; (b) the general effects of inflation over the prior year; and (c) the current financial status of the Corporation.

              (b) ANNUAL CASH BONUS. The Executive shall be entitled to
                  -----------------
participate in the Corporation's Management Incentive Compensation Plan (MICP), which each year specifies certain performance criteria and goals used in the determination of the Executive's

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incentive payments. The Chairman (or his designee) will discuss the criteria, their relative importance and performance expectations with the Executive before the MICP is finalized by the Board of Directors of the Corporation for each fiscal year of the Corporation. The Board's determinations with respect to all aspects of the MICP and the amount of the incentive payments thereunder, if any, shall be final and binding on the Executive. If the Executive's Annual Direct Salary is changed during (rather than at the beginning of) a fiscal year of the Corporation, and if the Executive's Annual Direct Salary is one of the variables in the formula for determining his Annual Cash Bonus, then the Executive's Annual Direct Salary for purposes of the Annual Cash Bonus formula will be determined by proration of the Executive's Annual Direct Salaries. In the event of the termination of the Executive's employment hereunder, the Executive's annual cash bonus shall be prorated based upon the partial employment year ended on the date of termination and as determined in the discretion of the Board of Directors; provided, however, that, if such termination date is after _________ __, ____, then the Executive's annual cash bonus shall be prorated based upon a partial employment year ended on _________ __, ____ and as determined in the discretion of the Board of Directors.

              (c) 1996 INCENTIVE STOCK OPTION.  The Executive has been granted,
                  ---------------------------
pursuant to the Corporation's 1996 Employee, Stock Option plan (the "Plan") and an Incentive Stock Option Agreement entered into by the Corporation and the Executive (the "Option Agreement"), an incentive stock option to purchase up to _______ shares of the Corporation's common stock at a price of $____ per share. Said incentive stock option shall not be transferable except to the limited extent provided in the Plan and the Option Agreement, and shall be exercised by the Executive, if at all, not sooner than _________ __, ____ and not later than _________ __, ____ as provided in the said Plan and Option Agreement. Payment for the

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shares shall be due as provided in the said Plan and Option Agreement at the time the incentive stock option is exercised.

              (d) RESTRICTED STOCK AWARD. The Executive has been awarded a
                  ----------------------
bonus, subject to the terms of a Restricted Stock Agreement between the Corporation and the Executive dated _________ __, ____, in the form of _____ shares of restricted common stock of the Corporation which shall be currently issued to the Executive by the Corporation subject to his remaining employed by the Corporation until its current efforts to raise additional capital through an initial public offering of its common stock are successfully concluded and for at least six months thereafter. The Corporation shall make available to the Executive a loan in an amount equal the sum of the Executive's estimated federal and state income taxes payable in respect of this grant. The principal balance of the said loan from time to time shall bear interest at prevailing rates until repaid and shall be due and payable in full not later than six months after the Corporation has successfully concluded the aforementioned initial public offering. The loan shall be secured by a pledge to the Corporation of the shares of stock awarded to the Executive hereunder, and the Corporation shall all certificates evidencing ownership of the pledged shares of stock until the loan is fully repaid.

          5.  FRINGE BENEFITS AND PERQUISITES.  The Executive shall be entitled
              -------------------------------
to participate in or receive benefits under all Corporate employment benefit plans including but not limited to any existing life insurance, disability plan, 401(k) plan, medical or health-and-accident plan or arrangement made available by the Corporation to its executives and key management employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements. The Corporation shall, at its sole cost and expense (other than gasoline costs), provide the Executive with the use of a company car having

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a monthly lease value based upon a three-year term of not more than $________
(or equivalent monthly cost amortization value in the case of a company-owned vehicle).

          6.  RESTRICTIVE COVENANTS.
              ---------------------

              (a) UNAUTHORIZED DISCLOSURE.  During the period of his employment
                  -----------------------
hereunder, or at any later time, the Executive shall not, without the written consent of the Chairman or pursuant to a court order, knowingly disclose to any person, other than an employee of the Corporation or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation, any material confidential information obtained by him while in the employ of the Corporation with respect to any trade secret or confidential or proprietary information relating to the activities and business of the Corporation including but not limited to the Corporation's services, products, pricing, improvements, formulas, designs or styles, drawings processes, customers, suppliers, methods of distribution or any business practices; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation.

          It is expressly understood and agreed that all improvements, inventions, discoveries, formulae, processes or know-how that are in the scope of the Corporation's business and are generated or conceived during the term of this Employment Agreement, whether generated or conceived during the Executive's working hours or otherwise, shall be the sole and exclusive property of the Company, and the Executive will, whenever requested by the Corporation (either during this Employment Agreement or thereafter), at the Corporation's

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expense, execute and assign any and all applications, assignments and/or other instruments and do all things which the Corporation may deem necessary or appropriate in order to obtain, maintain, enforce and defend letters patent or copyrights or trademarks of the United States or of foreign countries for said inventions, discoveries, formulae, processes or know-how or in order to assign and convey or otherwise make available to the Corporation the sole and exclusive right, title, and interest in any to said inventions, discoveries, formulae, processes, know-how applications, patents or copyrights or trademarks.

              (b) NON-COMPETITION AGREEMENT. The Executive covenants and agrees
                  -------------------------
as follows: the Executive shall not directly or indirectly enter into or engage generally in direct or indirect competition with the Corporation in any business or activity that is substantially the same as or competitive with any business or activity now conducted by the Corporation, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder (except as an incidental shareholder), employee or agent for any person, during the term of this agreement and for a period of one year after the date of termination of his employment, whether termination is voluntary or for Cause pursuant to Section 7 of this Agreement, except where the termination occurs within 24 months following a Change of Control for any of the circumstances or reasons specified in paragraph 8 (e). The existence of any material claim or cause of action of the Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of this covenant. The Executive agrees that any breach of the restrictions set forth in this paragraph will result in immediate and irreparable injury to the Corporation for which it shall have no adequate remedy at law and the Corporation shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event the restrictive covenants contained in

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this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in whole or in part by reason of their imposing too long a restriction and/or encompassing too broad an area of business, then and in that event, the provisions of this paragraph shall be deemed reformed in such a fashion that the restrictions hereunder shall be reduced to the maximum period of time and/or area of business as the court shall deem enforceable.

              (c) RETURN OF MATERIALS.  Upon termination of employment with the
                  -------------------
Corporation, the Executive shall promptly deliver to the Corporation all correspondence, manuals, letters, notes, notebooks, reports and any other documents or tangible items containing or constituting confidential information about the business of the Corporation.

              (d) NONSOLICITATION OF EMPLOYEES. The Executive agrees not to
                  ----------------------------
entice or solicit, directly or indirectly, any other employee of the Corporation to leave the employ of the Corporation to work for or with the Executive, or any entity with which the Executive affiliates, for a period of one year following the Executive's termination of employment from the Corporation. The Executive agrees that any breach of the restrictions set forth in this paragraph will result in immediate and irreparable injury to the Corporation for which it shall have no adequate remedy at law and the Corporation shall be entitled to injunctive relief in order to enforce provisions hereof. Upon obtaining such injunction, the Corporation may pursue reimbursement from the Executive and/or the Executive's employer of costs incurred in securing a qualified replacement for the employee enticed away from the Corporation by the Executive. Further, the Corporation may seek reimbursement from the Executive of severance payments made to the Executive by the Corporation following termination of employment with the Corporation.

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          7.  TERMINATION.
              -----------
              (a) The Executive's employment hereunder shall terminate upon his retirement or death.

              (b) If the Executive becomes permanently disabled (as certified by the Corporation's group LTD carrier and the Executive's supplemental LTD carrier, if such supplemental policy is in effect, or in the event these organizations cannot agree, they shall designate a licensed physician whose decision shall be binding upon the parties) because of sickness, physical or mental disability, or any other reason, and is unable to perform or complete his duties under this Agreement for a period of 180 consecutive days (or time equal to the elimination period), the Corporation shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive has under the disability insurance program maintained by the Corporation.

              (c) The Corporation may terminate the Executive's employment hereunder for Cause. The term "cause" as used in this Employment Agreement, shall include the neglect (after receipt of notice of such neglect on at least one prior occasion) by the Executive of the Executive's duties, obligations, and responsibilities under this Employment Agreement, the Executive's continued and willful disobedience of proper orders and directives of the Chairman or the Board of Directors of the Corporation, the Executive being convicted of fraud or felony related to the business of the Corporation, the Executive's being frequently under the influence of alcoholic beverages or drugs to such extent that the Executive is unable to perform the Executive's duties for the Corporation (other then temporary inability to do so as a result of the

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taking of drugs or medicine prescribed by a physician), or the violation by the
Executive of any of the restrictive covenants of this Employment Agreement.

              (d) The Corporation may choose not to renew the Executive's Employment Agreement, without cause or reason. In order to elect not to renew the Executive's Employment Agreement, the Corporation must provide the Executive with written notice of nonrenewal at least one hundred eighty (180) days prior to the expiration date of the current Agreement.

              (e) The Executive may terminate his employment for Good Reason. The term "Good Reason" shall mean (i) a reduction in the Executive's rate of compensation as provided in Section 4 hereof, a reduction in total cash compensation opportunities or benefits (except any reductions in compensation or benefits which may be applied broadly among all executives because of adverse financial conditions for the Corporation), or (ii) the Corporation's failure to remedy a breach of this Agreement within 30 days following written notice from the Executive, or (iii) any Change of Control (as defined herein) for circumstances described in Section 8 of this Agreement.

              (f) The Executive may terminate his employment with the Corporation for any reason with sixty (60) days written notice to the Corporation.

          8.  PAYMENTS UPON TERMINATION.
              -------------------------

              (a) If the Executive's employment shall be terminated because of retirement, death, disability or for Cause, the Corporation shall pay the Executive his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and any other amounts owing to Executive at the date of termination, and the Corporation shall have no further obligations to the Executive under this Agreement. Should termination occur because

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of retirement, death or disability, the Corporation may elect to pay the
Executive, or his estate, at the end of the fiscal year of the Corporation in which the termination occurred a prorated award under the Corporation's annual incentive pay plan. Additionally, the Corporation may elect to accelerate vesting of any other incentive award interests to provide a full or prorated compensation opportunity for the retired or disabled Executive or the deceased Executive's estate.

              (b) If the Executive's employment is terminated by the Corporation (other than pursuant to paragraphs 7(a) or 7(b) or 7(c) hereof), then the Corporation shall pay the Executive his full Annual Direct Salary from the date of notice of termination for a total of twelve (12) months. In such event, the Corporation shall also maintain in full force and effect, for the continued benefit of the Executive for the full salary continuation period, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination if the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Executive shall be entitled to receive an amount equal to the annual contribution, payments, credits or allocations made by the Corporation to him, to his account or on his behalf under such plans and programs from which his continued participation is barred except that if Executive's participation in any health, medical, life insurance, or disability plan or program is. barred, the Corporation shall obtain and pay for, on Executive's behalf, individual insurance plans, policies or programs which provide to Executive health, medical, life and disability insurance coverage which is equivalent to the insurance coverage to which Executive was entitled prior to the date of termination.

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              (c) Should the Executive initiate termination of employment because of a reduction in compensation rate, compensation opportunity or benefits, as described in 7(e) above, the Executive will receive severance pay based on his highest Annual Direct Salary, and full benefits continuation for a period of twelve (12) months following termination.

              (d) If the Corporation elects not to renew the Executive's Employment Agreement, it may, at its option, release the Executive from the non-competition agreement at the end of the employment term. If the Corporation chooses to enforce the non-competition agreement, it will continue salary payments to the Executive for a period of up to twelve (12) months provided that the Executive does not actively compete with the Corporation, as defined in paragraph 6(b).

          At the conclusion of this non-competition period, the Executive will be deemed by the Corporation as having satisfied his obligation not to compete with the Corporation.


          After notice of non-renewal, the Executive will be given reasonable time off with pay to pursue other employment opportunities. Such time off will be scheduled in advance with the Executive's immediate supervisor.

              (e) If, within twenty-four (24) months following a Change of Control (as defined herein), the Corporation eliminates Executive's position and fails to offer the Executive a comparable position within thirty (30) days, or the Executive terminates employment due to a lessening of job responsibilities or an unacceptable relocation (defined as more than 35 miles from the Executive's prior work site) or for any reason during the thirty day period following the first anniversary of the Change of Control, then the Corporation shall make a lump-sum payment to the Executive equal to two times the sum of his highest Annual Direct

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Salary and an amount equal to the highest annual bonus award received within the three years preceding the year in which termination occurs. The Corporation will also maintain benefit coverages for the Executive as specified in paragraph 8(b) above for a period of twenty-four (24) months. All deferred incentive awards, and performance share awards made to the Executive will become fully vested. Further, the Corporation will provide to the Executive out placement and career counseling services as may be requested by the Executive; such service costs not to exceed 15% of the Executive's Annual Direct Salary.

              (f) Should the Executive voluntarily terminate employment during the course of this Agreement for reasons other than the Good Reasons defined in paragraph 7(e), the Corporation may, at its discretion, choose to continue salary payments to the Executive for a period of up to twelve (12) months provided that the Executive does not actively compete with the Corporation, as defined in paragraph 6 (b).

          At the conclusion of this severance period, the Executive will be deemed by the Corporation as having satisfied his obligation not to compete with the Corporation.

          10.  DAMAGES FOR BREACH OF CONTRACT  In the event of a breach of this
               ------------------------------
Agreement by either the Corporation or Executive resulting in damages to either party, that party may recover from the party breaching the Agreement any and all damages that may be sustained.

          11.  DEFINITION OF CHANGE OF CONTROL.  For purposes of this Agreement,
               -------------------------------
the term "Change of Control" shall mean:

              (a) the acquisition of the beneficial ownership of a majority of the Corporation's voting securities or all or substantially all of the assets of the Corporation by a single person or unaffiliated entity or a group of unaffiliated persons or entities, or

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              (b) the merger, consolidation or combination of the Corporation with an unaffiliated corporation in which the directors of the Corporation, immediately prior to such merger, consolidation or combination constitute less than a majority of the Board of Directors of the surviving, new or combined entity.

          12.  DEFINITION OF DATE OF CHANGE OF CONTROL.  For purposes of this
               ---------------------------------------
Agreement, the date of Change of Control shall mean:

              (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of a majority of the Corporation's voting securities, or

              (b) the date of the transfer of all or substantially all of the Corporation's assets, or

              (c) the date on which a merger, consolidation or combination is consummated, as applicable.

          13.  NOTICE.  For the purposes of this Agreement, notices and all
               ------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                             If to the Executive:
                                                       ---------------------


                                                       ----------------------

                                                       ----------------------

                             If to the Corporation:    EPITAXX, Inc.
                                                       7 Graphics Drive
                                                       West Trenton, NJ  08628
                                                       Chairman of the Board

                             Attn:

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or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          14.  SUCCESSORS.  This Agreement shall inure to the benefit of and be
               ----------
binding upon the Executive, the Corporation any successor to the Corporation.

          15.  ENFORCEMENT OF SEPARATE PROVISIONS.  Should provisions of this
               ----------------------------------
Agreement be ruled unenforceable for any reasons, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

          16.  AMENDMENT.  This Agreement may be amended or canceled only by
               ---------
mutual agreement of the parties in writing without the consent of any other person and so long as the Executive lives, no person other than the parties hereto, shall and have any rights under or interest in this Agreement or the subject matter hereof.

          17.  ARBITRATION.  In the event that any disagreement or dispute shall
               -----------
arise between the parties concerning this Agreement, the issue(s) will be submitted to binding arbitration in the County of Mercer, State of New Jersey pursuant to the Commercial Rules then existing of the American Arbitration Association. Any award entered shall be final and binding upon the parties hereto and judgment upon the award may be entered in any court having jurisdiction thereof. Attorneys' fees and administrative court costs associated with such action shall be paid by the Corporation if the Corporation is found to be at fault.

          During the period of the dispute and until the arbitrator's ruling is received by both parties, the Corporation will continue to pay the Executive at his Annual Direct Salary rate.

          18.  PAYMENT OF MONEY DUE DECEASED EXECUTIVE.  If the Executive dies
               ---------------------------------------
prior to the expiration of the term of employment, any monies that may be due

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him from the Corporation under this Agreement as of the date of death shall be paid to the executor, administrator, or other personal representative of the Executive's estate.

          19.  LAW GOVERNING.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New Jersey.

          20.  ENTIRE AGREEMENT.  Except as otherwise expressly herein provided,
               ----------------
this Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Corporation and contains all the covenants and agreements between the parties with respect to the same.

          IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement effective as of the date first hereinabove written.


ATTEST:                                       EPITAXX, INC.
       ------------------



                                              By:
-------------------------                        ----------------------


WITNESS:


                                                                       (L.S.)
-------------------------                     -------------------------

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